As filed with the Securities and Exchange Commission on August 31, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GRAPHIC PACKAGING HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	26-0405422
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

814 Livingston Court, Marietta, Georgia	30067
(Address of Principal Executive Offices)	(Zip Code)

Graphic Packaging Holding Company Amended and Restated 2004 Stock and Incentive Compensation Plan

(Full title of the plan)

Stephen A. Hellrung, Esq.

Senior Vice President, General Counsel and Secretary

814 Livingston Court

Marietta, Georgia 30067

(Name and address of agent for service)

(770) 644-3000

(Telephone number, including area code, of agent for service)

Copies to:

William Scott Ortwein, Esq.

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

(404) 881-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☑

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 par value (2)	15,000,000	$3.84 (3)	$57,600,000 (3)	$6,687.36 (3)

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), also registered hereunder are such additional shares of common stock, par value $0.01 per share, of Graphic Packaging Holding Company (the “Company”) presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Graphic Packaging Holding Company Amended and Restated 2004 Stock and Incentive Compensation Plan (the “Plan”).
(2)	Each share of the Company’s common stock includes one preferred stock purchase right that, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.
(3)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the Company’s common stock reported on the New York Stock Exchange on August 26, 2011.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(a) The documents constituting Part I of this registration statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

(b) Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act. Requests for the above-mentioned information should be directed to Stephen A. Hellrung, Senior Vice President, General Counsel and Secretary, at the address and telephone number on the cover of this registration statement.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and deemed to be a part hereof:

•

the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (filed on March 8, 2011), including portions of our proxy statement for the 2011 annual meeting of stockholders to the extent specifically incorporated by reference therein;

•	the Company’s Quarterly Reports on Form 10-Q filed on April 21, 2011 and July 28, 2011;

•	the Company’s Current Reports on Form 8-K filed on April 20, 2011, May 12, 2011 and May 23, 2011;

•

the description of the Company’s common stock set forth in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on March 10, 2008 and any amendment or report filed for the purpose of updating that description; and

•

All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Company’s Restated Certificate of Incorporation provides for the indemnification of directors, officers and employees to the fullest extent permitted by the DGCL. In addition, as permitted by the DGCL, the certificate of incorporation provides that the Company’s directors shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

The Company’s Amended and Restated By-Laws provide for the indemnification of all current and former directors and all current or former officers to the fullest extent permitted by the DGCL, except that the Company is not obligated to indemnify a director, officer or employee in respect of any proceeding (or part thereof) instituted by such person, unless such proceeding (or part thereof) has been authorized by the Company’s board of directors.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(Signatures on the following page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Marietta, state of Georgia, on this 31st day of August, 2011.

GRAPHIC PACKAGING HOLDING COMPANY

By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David W. Scheible, Daniel J. Blount and Stephen A. Hellrung, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and reconstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, including any additional registration statement relating to the registration of additional securities for an offering pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date
/s/ David W. Scheible David W. Scheible	President, Chief Executive Officer and Director (Principal Executive Officer)	August 31, 2011

/s/ Daniel J. Blount Daniel J. Blount	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 31, 2011

/s/ Deborah R. Frank Deborah R. Frank	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 31, 2011

/s/ George V. Bayly George V. Bayly	Director	August 23, 2011

/s/ G. Andrea Botta G. Andrea Botta	Director	August 31, 2011

/s/ Kevin R. Burns Kevin R. Burns	Director	August 23, 2011

/s/ Kevin J. Conway Kevin J. Conway	Director	August 31, 2011

/s/ Jeffrey H. Coors Jeffrey H. Coors	Director	August 22, 2011

/s/ David A. Perdue David A. Perdue	Director	August 31, 2011

/s/ Jeffrey Liaw Jeffrey Liaw	Director	August 24, 2011

/s/ Harold R. Logan, Jr. Harold R. Logan, Jr.	Director	August 31, 2011

/s/ Michael G. MacDougall Michael G. MacDougall	Director	August 31, 2011

/s/ John R. Miller John R. Miller	Director	August 31, 2011

Robert W. Tieken	Director

/s/ Lynn A. Wentworth Lynn A. Wentworth	Director	August 28, 2011

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Company; filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 10, 2008 and incorporated herein by reference

4.2	Amended and Restated By-Laws of the Company; filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on March 10, 2008 and incorporated herein by reference

4.3	Graphic Packaging Holding Company Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock; filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on March 10, 2008 and incorporated herein by reference

4.4	Graphic Packaging Holding Company Amended and Restated 2004 Stock and Incentive Compensation Plan; filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 8, 2011 (Commission File No. 001-33988) and incorporated herein by reference

5.1	Opinion of Alston & Bird LLP

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on signature page)